EXHIBIT 4.0

FORM OF STOCK CERTIFICATE

FOR MATTEL, INC. COMMON STOCK

016570| 003590|127C|RESTRICTED||4|057-423

COMMON STOCK

PAR VALUE $1.00 PER SHARE

COMMON STOCK

THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA AND JERSEY CITY, NJ

Certificate Number
ZQ 000000

Shares
600620****
600620**
****600620****
*****600620***
******600620**

MATTEL, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP 577081 10 2

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT MR. SAMPLE & MRS. SAMPLE & MR. SAMPLE & MRS. SAMPLE

is the record holder of * * * SIX HUNDRED THOUSAND SIX HUNDRED AND TWENTY * * *

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $1.00 PER SHARE, OF

Mattel, Inc. (the "Corporation"), transferable on the share register of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the seal of the Corporation and the signatures of its duly authorized officers.

Robert A. Eckert
Chairman of the Board and Chief Executive Officer

Treasurer

MATTEL, INC. CORPORATE SEAL 1968 DELAWARE

DATED <<Month Day, Year>>

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR,

By ________________
AUTHORIZED SIGNATURE

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PO BOX 43004, Providence, RI 02940-3004

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4

CUSIP	XXXXXX XX X
Holder ID	XXXXXXXXXX
Insurance Value	1,000,000.00
Number of Shares	123456
DTC	12345678 123456789012345

Certificate Numbers	Num/No.	Denom.	Total
1234567890/1234567890	1	1	1
1234567890/1234567890	2	2	2
1234567890/1234567890	3	3	3
1234567890/1234567890	4	4	4
1234567890/1234567890	5	5	5
1234567890/1234567890	6	6	6
Total Transaction			7

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT-	.... Custodian .... (Cust) (Minor)
TEN ENT	- as tenants by the entireties		under Uniform Gifts to Minors Act .... (State)
JT TEN	- as joint tenants with right of survivorship and not as tenants in common	UNIF TRF MIN ACT	.... Custodian (until age...) .... (Cust) (Minor) under Uniform Transfers to Minors Act.......... (State)

Additional abbreviations may also be used though not in the above list.

MATTEL, INC.

MATTEL, INC. (THE "CORPORATION") WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, A SUMMARY OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF OF THE CORPORATION AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH POWERS, DESIGNATIONS, PREFERENCES AND/OR RIGHTS, WHICH ARE FIXED BY THE RESTATED CERTIFICATE OF INCORPORATION OF THE CORPORATION, AS AMENDED, AND THE RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE CORPORATION. SUCH REQUEST MAY BE MADE TO THE OFFICE OF THE SECRETARY OF THE CORPORATION AT 333 CONTINENTAL BOULEVARD, EL SEGUNDO, CA 90245 OR TO THE TRANSFER AGENT. THE CORPORATION MAY REQUIRE THE OWNER OF A LOST, STOLEN OR DESTROYED STOCK CERTIFICATE, OR HIS LEGAL REPRESENTATIVES, TO GIVE THE CORPORATION A BOND TO INDEMNIFY IT AND ITS TRANSFER AGENTS AND REGISTRARS AGAINST ANY CLAIM THAT MAY BE MADE AGAINST THEM ON ACCOUNT OF THE ALLEGED LOSS, THEFT OR DESTRUCTION OF ANY SUCH CERTIFICATE.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

For value received,__________________ hereby sell(s), assign(s) and transfer(s) unto

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

____

____

____ Shares

of the common stock represented by the within Certificate, and do(es) hereby irrevocably constitute and appoint

____ Attorney

to transfer the said shares on the transfer books of the within-named Corporation with full power of substitution in the premises.

Dated: ________________________________20______________

Signature: ____

Signature: ____

Notice: The signature(s) to this assignment must correspond with the name(s) as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

SIGNATURE(S) GUARANTEED: MEDALLION GUARANTEE STAMP

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15

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